                                                                  EXHIBIT (c)(3)

                           STOCK TRANSFER AGREEMENT



     This Stock Transfer Agreement (hereinafter called this "Agreement") is executed as of this 17th day of March, 1997 by and between Sears, Roebuck and Co., a New York corporation ("Parent"), and Max Acquisition Delaware Inc., a Delaware corporation and a wholly owned subsidiary of Parent ("Subsidiary").

     WHEREAS, Parent owns 7,033,333 shares (the "Shares") of common stock, par value $.01 per share, of MaxServ, Inc. ("MaxServ");

     WHEREAS, Parent desires to transfer the Shares to Subsidiary and Subsidiary desires to accept the transfer of such Shares;

     NOW, THEREFORE, in consideration of the representations, warranties and agreements herein contained, and subject to the terms and conditions herein contained, and for other good and valuable consideration, the parties hereto agree as follows:

     1. Parent shall deliver any and all certificates representing the Shares to Subsidiary and, as to each certificate, shall execute a stock power in the name of Subsidiary or shall otherwise properly endorse such certificates to Subsidiary. Parent shall further cause the Shares to be transferred on the books of MaxServ from its name to the name of Subsidiary.

     2. Within three (3) days of the date hereof, Subsidiary, through its Board of Directors, shall adopt resolutions substantially in the form of Exhibit A attached hereto and incorporated herein by reference and shall cause to be filed with the Secretary of State of Delaware a Certificate of Ownership and Merger, effectuating the merger of Subsidiary with and into MaxServ, substantially in the form of Exhibit B attached hereto and incorporated herein by reference.

     3. Subsidiary shall not (a) offer to sell, sell, pledge or otherwise dispose of or transfer (except by operation of law in a merger or business combination of MaxServ with or into any other entity or entities, including the merger of Subsidiary with and into MaxServ) any interest in or encumber with any lien, claims, security interests or other encumbrances any of the Shares or (b) deposit the Shares into a voting trust, enter into a voting agreement or arrangement with respect to the Shares or grant any proxy or power of attorney with respect to the Shares.

     IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement on the date first above written.


                                          SEARS, ROEBUCK AND CO.


                                          By:  /s/ Pamela R. Schneider
                                             ---------------------------
                                             Name: Pamela R. Schneider
                                             Title: Vice President - Law


                                          MAX ACQUISITION DELAWARE INC.


                                          By:  /s/ John T. Pigott
                                             ---------------------------
                                             Name: John T. Pigott
                                             Title: Vice President and Treasurer

                                                                       EXHIBIT A

     WHEREAS, Max Acquisition Delaware Inc. (the "Company") owns at least ninety percent (90%) of the outstanding shares (the "Shares") of common stock, par value $.01 per share (the "MaxServ Common Stock"), of MaxServ, Inc., a Delaware corporation ("MaxServ"), which is the only class of capital stock of MaxServ outstanding.

     WHEREAS, the Board has deemed it advisable that the Company be merged with and into MaxServ pursuant to the provisions of Section 253 of the General Corporation Law of the State of Delaware (the "DGCL").

     NOW, THEREFORE, BE IT RESOLVED, that, effective upon the filing of an appropriate Certificate of Ownership and Merger setting forth these resolutions with the Secretary of State of the State of Delaware, the Company be merged with and into MaxServ (the "Merger") and that all of the Company's property, rights, privileges and other assets be transferred to, and all of its obligations and liabilities be assumed by, MaxServ;

     RESOLVED FURTHER, that MaxServ shall be the surviving corporation in the Merger (the "Surviving Corporation");

     RESOLVED FURTHER, that the terms and conditions of the Merger are as follows:

          (a) Upon the Merger becoming effective, each issued and outstanding Share held of record by stockholders (other than Shares owned by the Company, Shares held in the treasury of MaxServ and Shares held by stockholders who properly exercise their appraisal rights under
          Section 262 of the DGCL) immediately prior to the effective time of the Merger (the "Effective Time") shall be converted into and represent the right to receive, without interest, an amount in cash equal to $7.75 (the "Merger Consideration") upon surrender to First Chicago Trust Company of New York, as paying agent, of the certificate or certificates formerly representing such Shares. As of the Effective Time, all such Shares shall no longer be outstanding, shall be automatically canceled and shall cease to exist, and each holder of a certificate or certificates which prior to the Effective Time represented any such Shares shall thereafter cease to have any rights with respect to such Shares, except the right to receive the Merger Consideration without interest for such Shares upon surrender of such certificate or certificates;

          (b) Each Share issued and outstanding immediately prior to the Effective Time and owned by the Company, and each Share held in MaxServ's treasury immediately prior to the Effective Time, shall no longer be outstanding, shall be canceled without payment of any consideration therefor and shall cease to exist, and each holder of a certificate representing any such Shares shall thereafter cease to have any rights with respect to such Shares;

          (c) Each share of common stock, par value $.01 per share, of the Company issued and outstanding immediately prior to the Effective Time (the "Max Acquisition Common Stock") shall be converted into and become one fully-paid and non-assessable share of common stock, par value $.01 per share, of the Surviving Corporation, a certificate for which shares shall be issued to Sears, Roebuck and Co., a New York corporation ("Parent"), as sole stockholder of the Company, upon surrender to First Chicago Trust Company of New York of such stockholder's certificate formerly representing Max Acquisition Common Stock;

     RESOLVED FURTHER, that the Merger and the foregoing resolutions be submitted to Parent, as sole stockholder of the Company, and that, upon receiving the unanimous written consent of such stockholder, the Merger shall be, and hereby is, approved;

     RESOLVED FURTHER, that the Merger shall become effective at the time specified in a Certificate of Ownership and Merger which shall set forth the above resolutions and be filed with the Secretary of State of the State of Delaware;

     RESOLVED FURTHER, that the Surviving Corporation shall notify each stockholder of record of MaxServ immediately prior to the Effective Time, within ten days after the effective date of the Merger, that the Merger has become effective;

     RESOLVED FURTHER, that the President or any Vice President of the Company be, and each hereby is, authorized and directed to make and execute, and the Secretary or any Assistant Secretary be and each hereby is authorized to attest, a Certificate of Ownership and Merger setting forth a copy of these resolutions for the purpose of effecting the Merger and setting forth the date of adoption hereof, and to cause the same to be filed with the Secretary of State of the State of Delaware and to do all acts and things, whatsoever, whether within or without the State of Delaware, which may be in any way necessary or appropriate to carry out and effectuate the purpose and intent of the resolutions relating to the Merger;

     RESOLVED FURTHER, that the officers of the Company be, and each of them hereby is, authorized and directed to take any further action and execute any such document as may be deemed necessary or advisable in order to carry out the purpose and intent of the foregoing resolutions; and

     RESOLVED FURTHER, that all actions heretofore taken to date, and any and all things heretofore done by any officer or director of the Company in furtherance of and consistent with the matters authorized by the foregoing resolutions, are hereby in all respects authorized, approved, ratified and confirmed.

                                                                       EXHIBIT B

                      CERTIFICATE OF OWNERSHIP AND MERGER

                                    MERGING

                         MAX ACQUISITION DELAWARE INC.

                                 WITH AND INTO

                                 MAXSERV, INC.

                       (Under Section 253 of the General
                   Corporation Law of the State of Delaware)


     Max Acquisition Delaware Inc., a Delaware corporation, hereby certifies that:

     1. The name and state of incorporation of each of the constituent corporations is as follows:

          (a) Max Acquisition Delaware Inc., a Delaware corporation ("Max Acquisition"); and

          (b) MaxServ, Inc., a Delaware corporation ("MaxServ").

     2. Max Acquisition owns at least 90% of the outstanding shares of Common Stock, par value $.01 per share, of MaxServ, and MaxServ has no other class of capital stock outstanding.

     3. The Board of Directors of Max Acquisition (the "Board"), by resolutions duly adopted by the unanimous written consent of the members thereof and filed with the minutes of the Board pursuant to Section 141(f) of the General Corporation Law of the State of Delaware on March __, 1997, a true copy of which is attached hereto as Exhibit A and incorporated herein by reference, determined to and, effective upon the filing of this Certificate of Ownership and Merger with the Secretary of State of the State of Delaware, does merge Max Acquisition with and into MaxServ pursuant to Section 253 of the General Corporation Law of the State of Delaware (the "Merger").

     4. The name of the surviving corporation (the "Surviving Corporation") shall be, and hereby is, MaxServ, Inc.

     5. The Certificate of Incorporation of MaxServ in effect immediately prior to the Merger shall be the Certificate of Incorporation of the Surviving Corporation.

     6. The Merger has been approved by Sears, Roebuck and Co., a New York corporation, as sole stockholder of Max Acquisition, by unanimous written consent in lieu of a meeting in accordance with Section 228 of the General Corporation Law of the State of Delaware.

     IN WITNESS WHEREOF, Max Acquistion has caused this certificate to be signed as of the ____ day of March, 1997.

                              MAX ACQUISITION DELAWARE INC.


                              By:_______________________________
                                  Name: John T. Pigott
                                  Office: Vice President and Treasurer

                                                                       EXHIBIT A

     WHEREAS, Max Acquisition Delaware Inc. (the "Company") owns at least ninety percent (90%) of the outstanding shares (the "Shares") of common stock, par value $.01 per share (the "MaxServ Common Stock"), of MaxServ, Inc., a Delaware corporation ("MaxServ"), which is the only class of capital stock of MaxServ outstanding.

     WHEREAS, the Board has deemed it advisable that the Company be merged with and into MaxServ pursuant to the provisions of Section 253 of the General Corporation Law of the State of Delaware (the "DGCL").

     NOW, THEREFORE, BE IT RESOLVED, that, effective upon the filing of an appropriate Certificate of Ownership and Merger setting forth these resolutions with the Secretary of State of the State of Delaware, the Company be merged with and into MaxServ (the "Merger") and that all of the Company's property, rights, privileges and other assets be transferred to, and all of its obligations and liabilities be assumed by, MaxServ;

     RESOLVED FURTHER, that MaxServ shall be the surviving corporation in the Merger (the "Surviving Corporation");

     RESOLVED FURTHER, that the terms and conditions of the Merger are as follows:

          (a) Upon the Merger becoming effective, each issued and outstanding Share held of record by stockholders (other than Shares owned by the Company, Shares held in the treasury of MaxServ and Shares held by stockholders who properly exercise their appraisal rights under
          Section 262 of the DGCL) immediately prior to the effective time of the Merger (the "Effective Time") shall be converted into and represent the right to receive, without interest, an amount in cash equal to $7.75 (the "Merger Consideration") upon surrender to First Chicago Trust Company of New York, as paying agent, of the certificate or certificates formerly representing such Shares. As of the Effective Time, all such Shares shall no longer be outstanding, shall be automatically canceled and shall cease to exist, and each holder of a certificate or certificates which prior to the Effective Time represented any such Shares shall thereafter cease to have any rights with respect to such Shares, except the right to receive the Merger Consideration without interest for such Shares upon surrender of such certificate or certificates;

          (b) Each Share issued and outstanding immediately prior to the Effective Time and owned by the Company, and each Share held in MaxServ's treasury immediately prior to the Effective Time, shall no longer be outstanding, shall be canceled without payment of any consideration therefor and shall cease to exist, and each holder of a certificate representing any such Shares shall thereafter cease to have any rights with respect to such Shares;

          (c) Each share of common stock, par value $.01 per share, of the Company issued and outstanding immediately prior to the Effective Time (the "Max Acquisition Common Stock") shall be converted into and become one fully-paid and non-assessable share of common stock, par value $.01 per share, of the Surviving Corporation, a certificate for which shares shall be issued to Sears, Roebuck and Co., a New York corporation ("Parent"), as sole stockholder of the Company, upon surrender to First Chicago Trust Company of New York of such stockholder's certificate formerly representing Max Acquisition Common Stock;

     RESOLVED FURTHER, that the Merger and the foregoing resolutions be submitted to Parent, as sole stockholder of the Company, and that, upon receiving the unanimous written consent of such stockholder, the Merger shall be, and hereby is, approved;

     RESOLVED FURTHER, that the Merger shall become effective at the time specified in a Certificate of Ownership and Merger which shall set forth the above resolutions and be filed with the Secretary of State of the State of Delaware;

     RESOLVED FURTHER, that the Surviving Corporation shall notify each stockholder of record of MaxServ immediately prior to the Effective Time, within ten days after the effective date of the Merger, that the Merger has become effective;

     RESOLVED FURTHER, that the President or any Vice President of the Company be, and each hereby is, authorized and directed to make and execute, and the Secretary or any Assistant Secretary be and each hereby is authorized to attest, a Certificate of Ownership and Merger setting forth a copy of these resolutions for the purpose of effecting the Merger and setting forth the date of adoption hereof, and to cause the same to be filed with the Secretary of State of the State of Delaware and to do all acts and things, whatsoever, whether within or without the State of Delaware, which may be in any way necessary or appropriate to carry out and effectuate the purpose and intent of the resolutions relating to the Merger;

     RESOLVED FURTHER, that the officers of the Company be, and each of them hereby is, authorized and directed to take any further action and execute any such document as may be deemed necessary or advisable in order to carry out the purpose and intent of the foregoing resolutions; and

     RESOLVED FURTHER, that all actions heretofore taken to date, and any and all things heretofore done by any officer or director of the Company in furtherance of and consistent with the matters authorized by the foregoing resolutions, are hereby in all respects authorized, approved, ratified and confirmed.